Item 77Q(1)(g)
Touchstone Variable Series Trust

The following document is included as exhibits in the Registrant's Form N-14 filed with the SEC on September 21, 2015, (SEC Accession No. 0001104659-15-066286) and is incorporated by reference herein:
Form of Agreement and Plan of Reorganization, with respect to Touchstone Focused Fund and Touchstone Baron Small Cap Fund and Touchstone Third Avenue Value Fund.


The following document is included as exhibits in the Registrant's Form N-14 filed with the SEC on October 23, 2015, (SEC Accession No. 0001104659-15-072494) and is incorporated by reference herein:
Form of Agreement and Plan of Reorganization, with respect to Touchstone Active Bond Fund and Touchstone High Yield Fund.